                                   EXHIBIT 1
                                   ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------


Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: March 9, 1998



                      SMITH BARNEY INC.



                      By: /s/ Howard M. Darmstadter
                         ---------------------------
                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary


                      MUTUAL MANAGEMENT CORP.



                      By: /s/ Christina T. Sydor
                          ------------------------------
                          Name: Christina T. Sydor
                          Title: Secretary


                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Howard M. Darmstadter
                         ---------------------------
                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary


                      TRAVELERS GROUP INC.



                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:   Assistant Controller